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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12.
COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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        Computer Horizons Corp. (the "Company"), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies to oppose a proposal put forward by the Computer Horizons Full Value Committee to remove and replace the existing Board of Directors of the Company at a special meeting of shareholders scheduled to be held on October 11, 2005.

Item 1:    On September 19, 2005, the following press release was issued by the Company.

Dear Computer Horizons Shareholder:

        A group of dissident shareholders has called a Special Meeting of Shareholders to be held on October 11, 2005. At this meeting, shareholders of CHC will be faced with a stark choice:

  •
  Vote against the dissident group's proposals and maintain the current Board of Directors that shareholders elected overwhelmingly on May 18, 2005.

        -OR-

  •
  Vote for the dissident group to remove the current directors of the CHC Board, reduce the size of the Board, and replace those directors with nominees selected by the dissident group.

        Replacing an entire Board of Directors is a radical move and one that shareholders must weigh very carefully. Given the gravity of this choice, we think it is time to drop the rhetoric and look at the fundamental issues.

        We believe that the dissident group has been clear that its primary objective is to try to sell the Company. We further believe that letting the dissident group oversee the sale of your Company is not the best way to enhance value for all shareholders. We believe that letting this happen could have a disastrous impact on the value of CHC, and we urge you to consider the following:

  •
  The dissident group has given NO assurance as to its ability to sell CHC. In its proxy material, the dissident group states: "There can be no assurance that the actions our Nominees intend to take... will be implemented if they are elected or that the election of our Nominees will improve Computer Horizons' business or otherwise enhance shareholder value."

  •
  Even if the dissident group were successful in selling CHC, what the dissident group may consider an acceptable sale price for CHC could be much different than what other shareholders may consider an acceptable price. Keep in mind, the dissident group acquired its shares beginning on May 31, 2005 and has a blended cost basis in CHC stock of $3.35.

  •
  We believe having the dissident group put a "for sale" sign on CHC will likely cause critical damage to CHC's most valuable assets—particularly Chimes and the federal government and solutions businesses. As you may know, customers who sign multi-million dollar, multi-year contracts for our Chimes, federal government and solutions offerings only do so after a lengthy and comprehensive review process. The investments our customers make are so substantial that any degree of uncertainty about the future of CHC makes them understandably reluctant to enter into such significant contracts. We are concerned that the removal of the entire Board will lead our customers to delay decisions on awarding contracts to CHC.

  •
  You should also consider the impact on CHC employees, who are the Company's most important assets and are now uncertain about their futures. We believe that, if the dissident group is allowed to seize control, a number of key employees, many of whom have long-standing relationships with CHC customers, may leave the Company and this, too, could affect our business.

The Dissident Group Does Not Present a Credible Plan for the Future of CHC

        Beyond a sale of the Company, the director nominees of the dissident group appear to have no articulated plan and no vision for the future for CHC, other than the "review of all strategic alternatives available to maximize shareholder value." We believe the dissident group has very limited knowledge of CHC's business and industry, and importantly, has little understanding of what it will take for CHC to succeed in the future.

Your Board and Management Has a Proven Track Record, Extensive Industry Experience
and Strong Customer and Employee Relationships

        Your current Board has a proven track record of building value and has positioned the Company for long-term growth and profitability.

  •
  One of the key components of CHC's high-margin business is Chimes, which was created and nurtured by your Board and management team. Chimes is one of CHC's most successful businesses and is recognized across the IT industry as an innovative leader in the fast-growing vendor management services marketplace. It is interesting to note that in its proxy statement for the September 2 special shareholder meeting, even the dissident group recognized the Chimes success story, noting that: "We believe that Chimes is attractive because it is one of the leaders in the Vendor Management Services (VMS) industry."

  •
  Your Board and management, recognizing the huge market potential in providing IT services and solutions to federal government agencies, made the astute acquisition of RGII Technologies, Inc. in July 2003—and then followed up with the complementary acquisition of Automated Information Management Inc. (AIM) in April 2004. These acquisitions have bolstered our solutions business and established CHC's platform in the federal government market.

    Again, the dissident group, in its proxy statement, acknowledged the value of these acquisitions, by saying: "These businesses, which were purchased by Computer Horizons during the past two years, have allowed the Company to focus on higher margin Federal work and have allowed the Company to gain a toehold in the lucrative Federal marketplace."

    Notwithstanding the fact that the dissident group has praised these two federal acquisitions, it has nominated a former dissident member of the CHC Board, Karl L. Meyer, who voted against both acquisitions when he was a member of our Board in 2003-2004. If Mr. Meyer failed to see the benefit of RGII and AIM then, why is his business judgment any better now? In addition, what does this say about Eric Rosenfeld's business judgment and motives in choosing a director candidate who has voted against one of the two most valuable, according to Mr. Rosenfeld, pieces of CHC's business?

  •
  The current Board of Directors has taken action to improve CHC's business while at the same time maintaining a strong balance sheet.

  -
  In 2004, we achieved year over year consolidated revenue growth (7%) for the first time in five years. In addition, EBITDA and gross margins improved and operating losses were cut in half.

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  Furthermore, under the leadership of the current Board and management, CHC has returned to both growth and profitability in the first six months of this year.

  -
  While the dissident group has pointed out that CHC's stock price declined from 2000 to 2004, they conveniently fail to note that during this same period, CHC's peer group suffered a similar decline. Importantly, it was during this time period that the IT Services industry experienced one of the most severe downturns in history.

Your Board is Continually Seeking Ways to Maximize Shareholder Value

        While the Board pursues its clear and consistent strategy of focusing on high-margin solutions business, while restoring the profitability of CHC's staffing business, it is also continually exploring broader strategic options for the Company.

        To that end, the Board has authorized CHC's management to engage a new financial advisor to assist in the reassessment of all strategic alternatives to maximize shareholder value, including mergers, acquisitions, the sale of all or certain parts of the Company, purchase of assets, and a spin-off or IPO of certain assets. This decision highlights the fact that your Board, which has played such an integral role in developing the strategically important Chimes and federal government businesses, continues to actively work in your best interests and is best qualified to create value for all CHC shareholders. At the same time, the Board and management will also implement certain cost reductions and business model changes that were identified during the proposed merger integration process that will improve operating performance for the commercial division. Such changes will be implemented in the fourth quarter of 2005.

Act Now to Protect Your Investment in CHC

        You now have an opportunity to protect your investment and support your Board in its efforts to maximize value for all CHC shareholders. Your vote is IMPORTANT. Whether or not you plan to attend the special meeting of shareholders on October 11, please sign, date and return the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience.

        We urge you to vote "AGAINST" the dissident group's proposals and maintain the current Board of Directors.

We thank you for your continued support.

Sincerely,

Earl Mason Chairman of the Board	William J. Murphy President and CEO

Sign, date and return the WHITE proxy card today.

Important!
1.	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card.
Please vote each WHITE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.
2.	We urge you NOT to sign any Blue proxy card sent to you by the Dissident Group.
3.
Even if you have sent a Blue proxy card to the Dissident Group, you have every right to change your vote. You may revoke that proxy, and vote as recommended by the Board of Directors by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.
If you have any questions on how to vote your shares, please call: MORROW & CO. at 1-800-662-5200

        This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements included in this communication are based on information available to Computer Horizons on the date hereof. Computer Horizons undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

        CHC, together with the other Participants (as defined below), has filed with the SEC a proxy statement and accompanying proxy card to be used to solicit votes against a proposal to remove and replace CHC's existing Board of Directors at a special meeting of shareholders scheduled to be held on October 11, 2005 (the "Special Meeting").

        CHC STRONGLY ADVISES ALL CHC SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER: (800) 607-0088 OR BY E-MAIL AT: CHC.INFO@MORROWCO.COM. BANKS AND BROKERS SHOULD CALL (800) 654-2468.

        THE PARTICIPANTS IN THE PROXY SOLICITATION ARE EARL L. MASON, WILLIAM J. MURPHY, WILLIAM M. DUNCAN, ERIC P. EDELSTEIN, WILLIAM M. MARINO, EDWARD OBUCHOWSKI, MICHAEL J. SHEA, DAVID REINGOLD, MICHAEL C. CAULFIELD AND LAUREN FELICE (THE "PARTICIPANTS"). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN CHC'S DEFINITIVE SCHEDULE 14A FILED WITH THE SEC ON SEPTEMBER 14, 2005.

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The Dissident Group Does Not Present a Credible Plan for the Future of CHC
Your Board and Management Has a Proven Track Record, Extensive Industry Experience and Strong Customer and Employee Relationships
Your Board is Continually Seeking Ways to Maximize Shareholder Value
Act Now to Protect Your Investment in CHC
Sign, date and return the WHITE proxy card today.